                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12


                              Escalon Medical Corp.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]  No fee required.
[   ] Fee computed on table below per exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:



         2)  Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *



         4)  Proposed maximum aggregate value of transaction:



         5)  Total fee paid:



* Set forth the amount on which the filing fee is calculated and state how it was determined.

[    ]   Fee paid previously with preliminary materials.
[    ]   Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

[ESCALON LOGO]

                                                           Escalon Medical Corp.
                                                             182 Tamarack Circle
                                                      Skillman, New Jersey 08558
                            Tel. 800-486-4858 - 609-497-9141 - Fax. 609-497-0948
================================================================================

                  NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 1997

To the Shareholders of Escalon Medical Corp.:

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of the Shareholders of Escalon Medical Corp. (the "Company") will be held at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, on November 20, 1997, at 10:00 A.M., local time, for the following purposes:

         1.       To elect four directors;

         2. To approve and adopt an amendment to the Company's 1993 Stock Option Plan to increase the number of authorized shares of Common Stock subject to the Plan by 200,000 to 700,000;

         3. To approve and adopt an amendment to Section 1 of Article IV of the Company's Amended and Restated Bylaws (the "Bylaws") to
                  (i) decrease the minimum authorized number of directors from five to three and decrease the maximum authorized number of directors from nine to five; and (ii) allow the Board of Directors or shareholders to fix the exact number of directors within such range by resolution rather than through an amendment to the Bylaws.

         4. To approve and adopt an amendment to Article III of the Company's Restated Articles of Incorporation to effect a one-for-four reverse split of the Common Stock.

         5. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998; and

         6. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on October 31, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. A list of such shareholders will be available for examination by any shareholder, for any purpose germane to the meeting for ten days prior to the meeting during ordinary business hours at the Company's executive offices at 182 Tamarack Circle, Skillman, New Jersey 08558.

         Shareholders are cordially invited to attend the Annual Meeting. In order to constitute a quorum for the conduct of business at the Annual Meeting, the holders of a majority of all outstanding shares of the Company's Common Stock must be present in person or be represented by proxy.

                                             By Order of the Board of Directors,


                                             /s/ John T. Rich
                                             -----------------------------------
                                             John T. Rich
                                             Secretary
Skillman, New Jersey
November 4, 1997



================================================================================
EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.
================================================================================

                              ESCALON MEDICAL CORP.
                               182 TAMARACK CIRCLE
                           SKILLMAN, NEW JERSEY 08558


                                 PROXY STATEMENT


                       1997 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 20, 1997

GENERAL INFORMATION ON THE MEETING

         This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Escalon Medical Corp., a California corporation (the "Company"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held on Thursday, November 20, 1997, at 10:00 A.M., local time, at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, and at any adjournments thereof.

         The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to the use of the mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile transmission or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company's Common Stock. This proxy statement and accompanying proxy are first being sent to the shareholders of the Company on or about November 4, 1997.

RECORD DATE AND VOTING

         Only shareholders of record at the close of business on October 31, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of September 11, 1997, 10,517,519 shares of the Company's Common Stock were issued and outstanding, all of which are entitled to be voted at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held on all matters to come before the meeting.

         The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A shareholder giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company written notice of revocation or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a shareholder delivering a valid proxy to the Secretary of the Company bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted for all nominees listed herein under "Election of Directors," for the amendment to the Company's 1993 Stock Option Plan, for the amendment to the Bylaws of the Company, for the amendment to the Restated Articles of Incorporation to effect the reverse stock split and for ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

         The election of directors will be determined by a plurality of the votes cast, while approval of any other items at the Annual Meeting will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting; provided, however, that the proposed amendment to the Bylaws will not be effective if the votes cast against its adoption exceed 16 2/3% of the outstanding shares entitled to vote. Additionally, in voting for directors, if any shareholder gives notice at the meeting, prior to voting, of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or more of the nominees whose names have been placed in nomination prior to voting a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote. Discretionary authority to cumulate votes and distribute such votes among some or all of the nominees in the event that cumulative voting is invoked by any shareholder is solicited by the Board of Directors. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he or she otherwise receives affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on such item.


                                (PROPOSAL NO. 1)
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company, which currently consists of five members, shall consist of four members, all of whom are to be elected at the 1997 Annual Meeting. The term of each director will continue until his successor is elected and has qualified or until his earlier resignation or removal.

         The Board of Directors has nominated the following nominees for election as directors of the Company at the Annual Meeting. Each of the nominees is now a director of the Company with a term expiring at the Annual Meeting. Each of the nominees has agreed to serve if elected. Unless an instruction is given by a shareholder on the proxy card to withhold a vote as to a nominee or nominees, the proxy holders will vote the proxies received by them for the four nominees, or, in the unlikely event that any nominee becomes unable to serve as a director, for other persons designated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.


         --------------------------------------------------------------

                              NOMINEES FOR ELECTION

         --------------------------------------------------------------

                                                  YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
NAME OF DIRECTOR               AGE                      PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------               ---                      -----------------------------------------

Richard J. DePiano             56      Mr. DePiano has been a director of the Company since February 1996.  Mr.
                                       DePiano has been the Chief Executive Officer of the Sandhurst Company, L.P.
                                       and Managing Director of the Sandhurst Venture Fund since 1986.  Mr.
                                       DePiano is Chairman of the Board of Directors of Surgical Laser Technologies,
                                       Inc.  Mr. DePiano has served as Chairman and Chief Executive Officer of the
                                       Company since March 1997.

Jack M. Dodick, MD             58      Dr. Dodick has been a director of the Company since February 1996.  Dr.
                                       Dodick has served as the Chairman of the Department of Ophthalmology at
                                       Manhattan Eye, Ear and Throat Hospital in New York since 1982.

Jay L. Federman, MD            59      Dr. Federman has served as the Chairman of the Board of Directors of the
                                       Company since February 1996. Dr. Federman has served as the Chief of the
                                       Division of Ophthalmology at the Allegheny University Medical College of
                                       Pennsylvania since 1993 and as Co-Director of the Retina Service and
                                       Research Department at Wills Eye Hospital in Philadelphia, Pennsylvania since
                                       1980.  Dr. Federman is a director of Surgical Laser Technologies, Inc.


                                                          2

                                                  YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
NAME OF DIRECTOR               AGE                      PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
----------------               ---                      -----------------------------------------
Robert J. Kunze                62      Mr. Kunze has served as a director of the Company since 1988. Mr. Kunze has been a general partner of H&Q Life Science Ventures and H&Q Life Science
                                       Technology Fund I, venture capital investment funds, since July 1987 and
                                       October 1987, respectively. Both funds were liquidated in December 1996 and, consequently, Mr. Kunze no longer serves as a general partner of such funds.

         Messrs. DePiano, Dodick and Federman currently serve as directors of EOI, formerly known as Escalon Ophthalmics, Inc. EOI, which is the beneficial owner of 42.2% of the outstanding Common Stock of the Company, was formerly engaged in the business of developing, manufacturing and marketing ophthalmic surgical products and developing novel drug delivery technology. EOI, is currently engaged in the process of winding up its affairs. See "Securities Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held 14 meetings during the fiscal year ended June 30, 1997. Each director attended in person or telephonically at least 85% of the total number of meetings of the Board of Directors and the Committees of which they were members.

         The Board of Directors has established two standing committees, the Audit Committee and the Compensation Committee.

         Audit Committee. The Audit Committee has the primary responsibility for ensuring the integrity of the financial information reported by the Company. The Committee's functions include: (i) making recommendations concerning the selection of independent auditors; (ii) reviewing the scope of the annual audit to be performed by the independent auditors; (iii) reviewing the results of those audits; and (iv) meeting periodically with management and the Company's independent auditors to review financial, accounting and internal control matters. The Audit Committee held two meetings during the fiscal year ended June 30, 1997. The Audit Committee currently consists of two directors, Messrs. Dodick and Kunze.

         Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors on the compensation and benefits payable to the officers and key employees of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. The Compensation Committee is also charged with determining candidates who are eligible for grants of stock options under the Company's stock option plans. In addition, the Compensation Committee is responsible for administering and interpreting such plans. The Compensation Committee held six meetings during the fiscal year ended June 30, 1997. The Compensation Committee currently consists of three directors, Messrs. DePiano, Federman and Kunze.

COMPENSATION OF DIRECTORS

Messrs. Johnson, Dodick and Federman are paid directors' fees of $2,000 for each board meeting attended in person and $500 for each Committee meeting or meeting attended telephonically. Mr. Kunze is paid a monthly directors' fee of $4,000 per month. In addition, directors are reimbursed for expenses incurred in connection with attending meetings. See "Executive Officers--Executive Compensation."

                        EXECUTIVE OFFICERS OF THE COMPANY

         NAME              AGE                       POSITION
         ----              ---                       --------

Richard J. DePiano         56       Chairman and Chief Executive Officer

John T. Rich, C.P.A.       42       Vice President of Finance and Administration, Secretary

Ronald L. Hueneke          54       Vice President, General Manager, Trek Division

         Mr. DePiano's employment background is described above under "Nominees for Election."

         Mr. Rich was appointed the Vice President of Finance and Administration, the Treasurer and the Secretary of the Company in December 1996. From February 1996 until December 1996, Mr. Rich served as the Vice President of Finance and Administration and the Assistant Secretary of the Company. From January 1990 until February 1996, Mr. Rich held several senior management positions with, and continues to serve as a vice president of, EOI. From August 1980 until January 1990, Mr. Rich was employed by Arthur Andersen & Co., an international public accounting firm.

         Mr. Hueneke was appointed a Vice President of the Company and the General Manager of its Trek division in February 1996. From 1991 until February 1996, Mr. Hueneke held various senior management positions with EOI. Mr. Hueneke co-founded Trek Medical Products, Inc., a vitreoretinal instrument and equipment business, in 1983 and served as its President until October 1991 when it was acquired by EOI.

EXECUTIVE COMPENSATION

         The following table sets forth certain compensation paid by the Company to its Chief Executive Officer and certain other highly compensated executive officers of the Company for all services rendered in all capacities for the periods shown. This table includes Sterling C. Johnson, who stepped down from his positions with the Company effective April 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                           ANNUAL COMPENSATION                                 AWARDS
                                           -------------------               OTHER             ------
                                                                             ANNUAL                            ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR           SALARY      BONUS     COMPENSATION         OPTIONS       COMPENSATION(1)
---------------------------         ----           ------      -----     -------------        -------       ---------------

Richard J. DePiano(2)               1997          $ 73,846      --             --               --           $  3,200
Chairman and Chief Executive        1996             --         --             --               --               --
   Officer                          1995             --         --             --               --               --
John T. Rich                        1997          $119,000    $14,500          --               --               --
Vice President of Finance and       1996          $ 43,858      --             --               --               --
  Administration, and Secretary     1995             --         --             --               --               --
Ronald L. Hueneke                   1997          $105,000    $14,500          --               --               --
Vice President, General Manager,    1996          $ 39,159      --             --               --               --
  Trek Division                     1995             --         --             --               --               --
Sterling C. Johnson                 1997          $118,088      --             --               --           $109,832
Former President,  Chief            1996          $ 55,677      --             --               --           $  2,536
Executive Officer and Chief         1995             --         --             --               --               ---
Operating Officer

(1) Includes payment by the Company of (i) in the case of Mr. Johnson (a) $60,000 in earned but unpaid compensation pursuant to Mr. Johnson's employment agreement (see section entitled "Employment Agreements" herein for a description of Mr. Johnson's employment agreement); (b) an automobiles allowance in the amount of $4,971; (c) $7,244 in insurance premiums paid for life insurance; (d) severance payments in the amount of $23,697; and (e) accrued vacation pay in the amount of $13, 920, paid upon Mr. Johnson's retirement from the Company and (ii), in the case of Mr. DePiano, an automobile allowance in the amount of $3,200.

(2) Mr. DePiano became Chairman and Chief Executive Officer of the Company on March 1, 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                Potential Realizable
                                                                                                  Value At Assumed
                                                 % of                                          Annual Rates of Stock
                                               Total Options                                 Price Appreciation For
                                                Granted to                                        Option Term(2)
                                  Options      Employees in     Exercise Price    Expiration      --------------
             Name               Granted(1)      Fiscal Year        ($/share)         Date        5%            10%
             ----               ----------      -----------        ---------         ----        --            ---
Richard J. DePiano............    450,000          100%             $0.563          6/4/07        $159,330     $403,775
John T. Rich..................      --              --               --              --             --            --
Ronald G. Hueneke.............      --              --               --              --             --            --
Sterling C. Johnson...........      --              --               --              --             --            --

(1) These options were granted under the Company's 1993 Stock Option Plan and have a term of ten years, subject to earlier termination in certain events. See "Employment Agreements." The options are fully vested.

(2) The potential realizable values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for the particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an optionholder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

                      AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

                                                                     NUMBER OF                         VALUE OF
                                                                    UNEXERCISED                  UNEXERCISED IN-THE-
                                                                    OPTIONS AT                     MONEY OPTIONS AT
                                                                   JUNE 30, 1997                   JUNE 30, 1997(1)
                                                                   -------------                  -----------------
                        SHARES ACQUIRED        VALUE
NAME                       ON EXERCISE       REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                     ---------------     ---------     -----------     -------------     -----------     -------------
Richard J. DePiano.....       --               --            450,000            --             $41,850            --
John T. Rich...........       --               --              --               --               --               --
Ronald L. Hueneke......       --               --              --               --               --               --
Sterling C. Johnson....       --               --              --               --               --               --

-------------------

(1) Potential unrealized value is (i) the fair market value at fiscal 1997 year-end less the option exercise price times (ii) the number of options. Fair market value as of fiscal 1997 year-end was determined based on a closing sale price on June 30, 1997 of $0.656.


         NO AWARDS WERE MADE TO ANY NAMED EXECUTIVE OFFICER DURING SUCH FISCAL YEAR UNDER ANY LONG-TERM INCENTIVE PLAN. THE COMPANY DOES NOT SPONSOR ANY DEFINED BENEFIT OR ACTUARIAL PLANS AT THIS TIME.

EMPLOYMENT AGREEMENTS

         On June 4, 1997, the Company entered into an employment agreement with Richard J. DePiano as the Chairman and Chief Executive Officer of the Company. The term of the employment agreement commenced on March 1, 1997 and shall continue through February 28, 1998 subject to any extensions that may be entered upon the written agreement of the Company and Mr. DePiano. The agreement provides for a base salary of $240,000 per year plus incentive compensation in the form of a cash bonus to be paid by the Company to Mr. DePiano in the event the Company has entered into a sale, license or other transfer of all or a substantial portion of the assets of the Company, a merger or consolidation of the Company or a sale of all or a substantial portion of the Company's capital stock. The bonus to be paid to Mr. DePiano shall be equal to 10% of the increase in the market capitalization of the Company as a result of any of the aforementioned transactions from March 1, 1997 to the close of business on the date on which Mr. DePiano's employment with the Company terminates; provided, however, that the minimum bonus to be paid to Mr. DePiano as the result of the Company entering into any of the aforementioned transactions shall be $250,000. The agreement also provides that the amount of the bonus is to be reduced by an amount equal to the appreciation value of the stock options granted to Mr. DePiano that have theretofore been exercised or that are exercisable. Under the terms of the employment agreement, Mr. DePiano received options to purchase 450,000 shares of the Company's Common Stock. The options granted to Mr. DePiano are fully vested but terminate upon the payment of his aforementioned incentive compensation. The agreement also provides for health and long term disability insurance and other fringe benefits as well as an automobile allowance of $800 per month.

         John T. Rich entered into an employment agreement with EOI in January 1990 that, as amended in January 1990 and September 1995, provides, among other things, for annual salary at a rate established by the Company's Board of Directors which is currently set as $119,000 per annum. Mr. Rich's employment agreement was assumed by the Company in connection with the Assets Sale and Purchase Agreement dated February 12, 1996 (the "Asset Sale and Purchase"), pursuant to which EOI transferred substantially all of its assets and certain liabilities to the Company in consideration of the issuance to EOI of 4,770,772 shares of the Common Stock of the Company. The agreement also provides for health, life and long-term disability insurance and other fringe benefits. If Mr. Rich is terminated without cause, the agreement provides for the continuation of Mr. Rich's salary and fringe benefits for one year after termination. Under the agreement, Mr. Rich was also granted options to purchase up to 50,000 shares of the EOI's Common Stock at an exercise price per share of $.25. The options are fully vested and currently exercisable. The employment agreement expires in January 1998.

         Ronald L. Hueneke entered into an employment agreement with EOI in October of 1991 that provides for annual salary at a rate established by the Company's Board of Directors which is currently set as $105,000 per annum. Mr. Hueneke's employment agreement was assumed by the Company in connection with the Asset Sale and Purchase. The agreement also provides for health, life and long-term disability insurance and other fringe benefits. In addition, the agreement provided for incentive compensation equal to 3 1/3% of the gross sales derived from the sale by Mr. Hueneke of certain products during the initial term of the employment agreement. Under the agreement, Mr. Hueneke was also granted options to purchase up to 75,000 shares of the EOI's Common Stock at an exercise price per share of $1.00. The options are fully vested and currently exercisable. The employment agreement, which had an initial term of five years, renews automatically from year to year unless either party notifies the other in writing at least 90 days prior to the expiration of the then current term of its determination not to renew the agreement.

         Sterling C. Johnson entered into an employment agreement with EOI in 1989 that, as amended in January 1991 and January 1995, provided for annual compensation in the amount of $154,000. In connection with the Assets Sale and Purchase, Mr. Johnson's employment agreement was assumed by the Company, including EOI's obligation to pay $60,000 in earned but unpaid compensation to Mr. Johnson. Mr. Johnson's agreement was for a three-year term ending in December 1997 and renewed automatically for successive one-year periods unless either party notified the other in writing at least 90 days prior to the expiration date. The agreement provided for health, life and long term disability insurance and other fringe benefits as well as reimbursement of the costs associated with the lease of an automobile not in excess of $500 per month. The agreement provided for severance payments, in the event of termination without cause, equal to Mr. Johnson's salary and fringe benefits for one year. Mr.

Johnson was granted options to purchase up to 300,000 shares of EOI common stock at an exercise price per share of $.01. The options were exercised. Under the terms of his employment agreement, the Company was obligated to reimburse Mr. Johnson for any withholding tax obligation and the tax on such reimbursement in the event Mr. Johnson exercised the options. Effective April 30, 1997, Mr. Johnson stepped down from the office of President and Chief Operating Officer. In connection therewith, the Company made payments to Mr. Johnson in fiscal year 1997 of $23,697 in severance payments and $13,920 in accrued vacation. The Company will have paid to Mr. Johnson the balance of all outstanding severance-related expenses, or approximately $150,000, by the end of April 1998.


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 11, 1997, certain information regarding the beneficial ownership of the Common Stock by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for election as director of the Company, (iii) each of the Named Executive Officers as such term is defined in
Item 402(a)(3) of Regulation S-K and (iv) all directors and executive officers of the Company as a group. Pursuant to the rules and regulations promulgated under the Exchange Act the table sets forth the most recent information provided in filings made with the SEC by the reporting persons.

         The calculation of percentage ownership as shown for each person in the following table assumes the exercise of all options and warrants held by such person but not the exercise of any other person's options or warrants. Additionally, certain of the reporting persons share beneficial ownership of certain securities of the Company. Any securities as to which beneficial ownership is shared are set forth on the table below as beneficially owned by each person to whom beneficial ownership may be attributed. See the footnotes to the table for information as to shared beneficial ownership of the Company's securities.

                                                BENEFICIAL OWNERSHIP TABLE

                                                                                       AMOUNT OF
                                                                                      BENEFICIAL
                                                       Amount of                    OWNERSHIP OF
                                                      Beneficial                          SHARES     AMOUNT OF
                                                    Ownership of                      UNDERLYING     AGGREGATE   AGGREGATE
                                                     Outstanding       PERCENT OF       OPTIONS/    BENEFICIAL     PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER           Shares(1)**            CLASS    WARRANTS***     OWNERSHIP   OF CLASS
      ------------------------------------           -----------       -----------  --------------   ---------  ----------

EOI Corp. (2)...................................       4,437,625            42.2              --     4,437,625        42.2
   182 Tamarack Circle
   Skillman, NJ  08558
D. Blech and D. Blech & Company,
Incorporated (3)................................              --              --       3,160,000     3,160,000        23.1
  599 Lexington Avenue
  New York, NY  10022
Allen & Company Incorporated (4)................              --              --         635,841       635,841         5.7
  711 Fifth Avenue
  New York, NY  10022
R.A. Mackie & Co., L.P. (4).....................              --              --         560,475       560,475         5.1
   One Gorham Island
   Westport, CT  06880
Sterling C. Johnson.............................              --              --              --            --          --
Robert J. Kunze ................................           5,759               *           5,759         5,759           *


                                                             7

Richard J. DePiano(5)...........................              --              --         450,000       450,000         4.1
Jack M. Dodick, M.D.............................              --              --              --            --          --
Jay L. Federman, M.D............................              --              --              --            --          --
All directors and executive officers as a group
  (5 persons) ..................................           5,759               *         450,000       455,759         4.2

------------------
*        Less than 1%.
** Includes outstanding shares owned by the named person but does not include shares as to which such person has the right to acquire.
*** Represents shares underlying (a) Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants"), Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") and Class C Common Stock Purchase Warrants ("Class C Warrants"), each of which (i) entitles the holder thereof to purchase one share of Common Stock at a price of $6.25, $7.50 and $5.00, respectively, and (ii) was issued in connection with a November 1993 offering; and (b) certain options, which in each case are exercisable within 60 days from the date hereof.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) As reported on Schedule 13D dated February 12, 1996 and a Form 4 dated September 10, 1996. The outstanding share ownership set forth for EOI consists of shares owned solely by EOI. As set forth in the Schedule 13D, Messrs. Johnson, DePiano, Dodick, and Federman are directors of EOI. Additionally, Messrs. Johnson and Rich (the Company's current Vice President of Finance and Administration and the Secretary) serve as the President/Chief Executive Officer and Secretary/Treasurer/Vice President of Finance and Administration, respectively, of EOI. Although not currently serving as an officer of EOI, Ronald L. Hueneke, the Company's Vice President/General Manager of Trek Division, served in the same position for EOI prior to the Asset Acquisition. Each of the above named individuals are also shareholders of EOI.

(3) As reported on Amendment No. 3 to the Statement on Schedule 13D dated October 5, 1995. The ownership of shares underlying options and warrants, as set forth for Mr. Blech, consists entirely of shares underlying 1,380,000 Class A Warrants and 880,000 Class B Warrants owned by Blech, and 900,000 shares subject to a Unit Purchase Option owned by Blech (see discussion under "Certain Relationships and Certain Transactions").

(4)      For Allen & Company Incorporated such figures are as reported on
         Schedule 13G dated February 14, 1997. Allen & Company Incorporated's ownership consists of 48,646 shares of Common Stock and shares underlying 91,805 Class A Warrants and 495,390 Class B Warrants. For R.A. Mackie & Co., L.P. such figures are as reported on Schedule 13G dated February 8, 1996 and represent ownership of shares underlying 43,575 Class A Warrants and 516,900 Class B Warrants.

(5) Represents 450,000 shares which Mr. DePiano has the right to acquire upon the exercise of currently exercisable stock options.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 12, 1996, the Company acquired substantially all of the assets and certain of the liabilities of EOI, pursuant to an Assets Sale and Purchase Agreement, in exchange for 4,770,772 shares of the Company's Common Stock. The total estimated cost of the acquisition was $8,900,000, including liabilities assumed (which includes the assumption of costs associated with certain litigation involving EOI) of $1,016,340 and estimated transaction costs of approximately $928,000. The acquisition was accounted for using the purchase method of accounting and included the acquisition of accounts receivable, inventories, equipment and various other tangible and intangible assets. The total purchase price over the fair value of net assets acquired approximates $4,100,000 and is being amortized over a ten-year period. Another $1,000,000 of the purchase price was assigned to in-process technology and was charged to operations immediately following the acquisition. As disclosed elsewhere herein, Messrs. Johnson, DePiano, Dodick and Federman were at the time of the acquisition, and continue to be, members of the Board of Directors of EOI. Messrs. Johnson and Rich, the Company's former President/Chief Executive Officer, Chief Operating Officer and Vice President, Finance and Administration/Secretary, respectively, serve in similar executive level management positions with EOI. Ronald L. Hueneke, a Vice President of the Company and General Manager of its Trek Division, served in the same position with EOI prior to the consummation of the Asset Acquisition. EOI is the beneficial owner of 42.2% of the outstanding Common Stock of the Company and each individual named in this paragraph is a shareholder of EOI.

         Jay L. Federman, M.D., a Director, together with two individuals unaffiliated with the Company, entered into a Development, Assignment and License Agreement with the Company dated September 11, 1992. Under this agreement, the Company has agreed to pay royalties to Dr. Federman and the two unaffiliated individuals on sales of the Company's Iris Expander and related products. Generally, the agreement provides for quarterly royalty payments of 10% of net sales, for sales by the Company, and the greater of 5% of net sales or 50% of royalty payments received by the Company, for sales by sublicensees of the Company, in countries where a valid patent for the product has issued. For sales in countries where a valid patent has not issued, royalty payments equal to one-half of the foregoing rates are required. As of the date hereof, the Iris Expander is still under development. Therefore, no royalty payments have been made to Dr. Federman or the other individuals that are parties to the Development, Assignment and License Agreement.

         Commencing November 17, 1994, upon the exercise of any Class A Redeemable Common Stock Purchase Warrant or Class B Redeemable Common Stock Purchase Warrant (a "Warrant"), to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission (the "Commission"), the Company has agreed to pay D. Blech & Company, Incorporated ("Blech"), except in certain limited circumstances, a fee of 5% of the exercise price of such Warrant if (i) the market price of the Common Stock is greater than the exercise price of such Warrant on the date of exercise; (ii) on the date of exercise Blech is a registered broker-dealer and its registration has not been suspended; (iii) such Warrant is not held in a discretionary account; and (iv) the solicitation of such Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended. The Company has agreed not to solicit the exercise of any Warrant other than through Blech unless Blech is legally unable to solicit such exercise or is prohibited from doing so by the rules of the NASD or otherwise, in which event the Company may solicit such exercise, either itself or with the assistance of a third party.

         In November 1993, the Company sold to Blech a transferable option (the "Unit Purchase Option") to purchase up to 300,000 Units. The Unit Purchase Option is exercisable for a period of four years, commencing November 17, 1994, at an initial exercise price equal to $8.00 per Unit. The Units are identical in all respects to Units issued in an underwritten public offering of Units made in November and December of 1993, except that (i) while the Warrants comprising such Units are held by Blech or certain transferees of Blech, they are not redeemable by the Company and (ii) Warrants comprising such Units are exercisable for the period commencing on November 17, 1993, and terminating at the close of business on November 24, 1994. The Unit Purchase Option cannot be transferred, assigned or hypothecated prior to November 24, 1994, except that it may be assigned, in whole or in part, to any successor, officer or partner of Blech. The Unit Purchase Option contains antidilution provisions providing for appropriate adjustment of the exercise price and the number of Units which may be purchased upon exercise upon the occurrence of certain events.

         The Company has agreed that it will, at its expense on any one occasion during the four-year period commencing November 17, 1994, and on any one additional occasion at the expense of the holders thereof during such period, register the securities underlying, or issuable upon the exercise of the securities underlying, the Unit Purchase Option at the request of holders of a majority of the Units issued or issuable upon exercise of the Unit Purchase Option (including shares of Common Stock issuable upon exercise of the Warrants included in those

Units). The Company has also agreed, during the seven-year period commencing November 17, 1994, to register on a "piggyback" basis, on an unlimited number of occasions, such securities whenever the Company files a registration statement.

         For the life of Unit Purchase Option, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the securities of the Company without assuming the risk of ownership, with a resulting dilution in the interest of other securityholders. As long as the Unit Purchase Option remains unexercised, the terms under which the Company could obtain additional capital may be adversely affected. Moreover, the holders of the Unit Purchase Option may be expected to exercise such option at a time when the Company would, in all likelihood, be able to obtain needed capital by an offering of its securities on terms more favorable than those provided by the Unit Purchase Option.


                                (PROPOSAL NO. 2)
                       AMENDMENT OF 1993 STOCK OPTION PLAN

         At the Annual Meeting, there will be presented to the shareholders a proposal to approve and adopt an amendment to the Company's 1993 Stock Option Plan (the "1993 Plan"). On August 8, 1997, the Board of Directors of the Company approved the proposed amendment to the 1993 Plan subject to shareholder approval at the Annual Meeting. The amendment will not be effective unless and until shareholder approval is obtained.

         The amendment would increase the number of shares available for issuance under the Company's 1993 Plan from 500,000 to 700,000 shares of Common Stock. The Board of Directors believes that the Company's ability to grant options under the 1993 Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees, consultants and directors with the financial interests of the Company's shareholders. As of September 22, 1997, options to purchase 450,000 shares of Common Stock were outstanding under the 1993 Plan; options to purchase 50,000 remain available for future grants. An increase in the number of shares available for issuance is necessary to meet the above objectives. The Board of Directors believes that it is in the best interests of the Company and its shareholders to incorporate this change into the 1993 Plan.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1993 PLAN.

         THE PROPOSED AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN IS SET FORTH AS EXHIBIT A TO THIS PROXY STATEMENT, AND THE DESCRIPTION OF SUCH AMENDMENT CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT A.


         --------------------------------------------------------------

                         DESCRIPTION OF THE OPTION PLAN

         --------------------------------------------------------------



SUMMARY OF MATERIAL TERMS OF THE 1993 PLAN

         The 1993 Plan was approved, subject to shareholder approval, by the Board of Directors on September 23, 1993. Subject to certain increases and adjustments, the 1993 Plan provides for the issuance of an aggregate of 700,000 shares of Common Stock pursuant to options granted under the 1993 Plan. Unless sooner terminated by the Board of Directors, the 1993 Plan will expire by its terms on September 22, 2003 and no option may be granted under the 1993 Plan after that date. As of September 22, 1997, options to purchase 450,000 shares of Common Stock have been granted under the 1993 Plan.

         The 1993 Plan provides for the grant, for no consideration other than services, of options to purchase shares of the Common Stock of the Company to certain employees and directors of the Company or its subsidiaries and to certain other individuals who provide services to the Company or its subsidiaries. Options granted pursuant to the 1993 Plan may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which are intended to qualify for special federal income tax treatment ("ISOs"), or "non-qualified stock options" ("NQSOs"). Capitalized terms not defined below have the same meanings as set forth in the 1993 Plan attached hereto. The 1993 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, known as "ERISA."

         Administration, Modification and Amendment of the 1993 Plan. The 1993 Plan provides that it shall be administered by a committee of the Board of Directors consisting of at least two and not more than five persons (the "Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company and may, but need not be, directors. The Committee has the final authority to interpret the 1993 Plan, to determine which Eligible Employees, as defined below, shall receive options, the times when such options shall be granted and when they may be exercised, the fair market value of Common Stock for the purposes of determining exercise prices and the number of shares to be subject to any option, to determine the terms and provisions of option agreements, to prescribe, amend and rescind rules and regulations relating to the 1993 Plan, to construe options under the 1993 Plan, and to make all other determinations necessary and advisable for proper administration of the 1993 Plan. All decisions and determinations of the Committee are final.

         The Board of Directors may at any time suspend or terminate the 1993 Plan or may amend it from time to time in such respects as the Board of Directors may deem advisable either to conform the terms of the 1993 Plan to any changes in the law or for any other reason that the Board of Directors may deem to be in the best interests of the Company and its shareholders; provided, however, that without approval of the shareholders of the Company, no such amendment may (1) except in certain limited circumstances, materially increase the number of shares for which options may be granted under the 1993 Plan, (2) materially modify the requirements as to eligibility for participation in the 1993 Plan, or (3) materially increase the benefits accruing to participants under the 1993 Plan.

         Eligibility and Grants of Options. All full-time, key employees of the Company are eligible for selection by the Committee to receive ISOs under the 1993 Plan and all full-time, key employees, directors and any other persons who perform services for the Company ("Consultants") and who, in the opinion of the Committee, will contribute to the success of the Company, are eligible to receive NQSOs under the 1993 Plan (together "Eligible Employees"). The 1993 Plan provides that the phrase "key employees" includes officers, department heads, division managers, other employees having supervisory responsibilities, and those other employees as the Committee may specifically designate from time to time. Members of the Committee are not eligible to receive grants of options under the 1993 Plan. The Committee determines and designates from time to time the number and nature of the options to be granted to any Eligible Employee. The number of options that may be granted to any particular individual or group is not determinable until the Committee takes action with respect thereto. As of September 22, 1997, approximately 17 non-director employees, five directors and one Consultant were eligible to participate in the 1993 Plan.

         Term of Options. The term of each option is determined by the Committee, but no option will be exercisable more than ten years from the date the option was granted. ISOs granted to a "control person" will not be exercisable more than five years from the date the option was granted. For purposes of the 1993 Plan, a "control person" is any person who, as of the date of an option grant, owned more than 10% of the voting stock of the Company or of any parent or subsidiary corporation.

         Exercise of Options. Options granted under the 1993 Plan are exercisable by the holder at such rate and times as may be fixed by the Committee at the time the option is granted. The Committee may, in its discretion, accelerate or otherwise amend the times any or all outstanding options are exercisable, including in the event of a Change of Control.

         Option Exercise Price. The exercise price of an option is determined by the Committee at the time the option is granted, although it may not be less than the Fair Market Value of the shares on the date of grant. With respect to a "control person" the exercise price of an ISO cannot be less than 110% of the Fair Market Value on the date of grant. "Fair Market Value" on a specified date refers to the last sales price or the average of the closing bid and asked price, as appropriate, per share of the Common Stock on the stock exchange or market on which the Common Stock is primarily traded or, if there were no trades or quotations on that date, then on the last previous day on which a trade or quotation was reported.

         Termination of Employment. If an option holder terminates his or her employment with the Company or a subsidiary for reasons other than retirement, disability or death, all unexercised options of such holder shall terminate immediately upon such termination, as determined by the Committee, and such holder shall have no right thereafter to exercise any unexercised options he or she might have exercised prior to the date of termination. If an option holder terminates employment due to retirement on or after attaining the age of 65 (or such earlier date as shall be permitted), or to a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, or to death, the holder or the holder's estate or the holder's heirs may exercise the options which are unexercised at the time of such retirement, disability or death (but only to the extent that such options are then exercisable in the case of disability): (i) within three months after the option holder's retirement, in the case of an ISO, and within twelve months after the option holder's retirement, in the case of a NQSOs, or (ii) within twelve months after the option holder's disability or death. No option may be exercised after its original expiration date.

FEDERAL INCOME TAX CONSEQUENCES

         Non-Qualified Options. Except as described in the following paragraph, upon the exercise of an NQSO, the amount by which the fair market value of the shares on the date of exercise exceeds the option price is taxed to the optionee as ordinary compensation income. In general, the Company is entitled to a deduction equal to the amount of the ordinary compensation income realized by the optionee. At such time as the optionee sells shares issued to him upon exercise of his option, if the shares were held as capital assets, he will realize capital gain or loss (long-term, mid-term or short-term, depending on whether the shares were held for more than 18 months, more than 12 months but less than 18 months, or 12 months or less, before sale) in an amount equal to the difference between his tax basis in the shares and the selling price. The Company is not entitled to any tax deductions with respect to capital gains realized by the optionee.

         Incentive Stock Options. The holder of an ISO will not be subject to federal income tax upon the grant or exercise of the ISO, and the Company will not be entitled to a tax deduction by reason of such exercise. A sale of the shares received upon the exercise of an ISO which does not occur within one year after the exercise of the ISO or within two years after the grant of the ISO will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the optionee's tax basis in such shares if such shares were held as capital assets. Generally, upon a prior disposition of the shares, the optionee will recognize ordinary compensation income equal to the lesser of (1) the excess of the fair market value of the shares on the date of transfer to the optionee over the option price or (2) the excess of the amount realized on the disposition over the optionee's tax basis in the shares. In certain circumstances, upon a prior disposition, such as a disposition by gift or a transfer to a related person, the amount of ordinary compensation income recognized by the optionee will be the excess of the fair market value of the shares on the date of transfer to the optionee over the option price. The Company may claim a tax deduction on a prior disposition of such shares in the amount of the ordinary compensation income which is realized by the optionee, and at the time so recognized.

         The excess of the fair market value of the shares at the time of exercise of an ISO over the option price constitutes an item of tax preference subject to the alternative minimum tax, unless a subsequent disqualifying disposition occurs.

         Tax Advice Caveat. The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 1993 Plan. Optionees also may be subject to state and local taxes in connection with the grant or exercise of options and the sale or other disposition of shares acquired upon the exercise thereof. The Company suggests that optionees consult with their individual tax advisors to determine the applicability of the tax aspects of options to their personal tax circumstances.

                                (PROPOSAL NO. 3)

                       APPROVAL OF AMENDMENT OF THE BYLAWS

         Section 1 of Article IV of the Company's Amended and Restated Bylaws (the "Bylaws") currently provides that the authorized number of directors shall be a minimum of five and a maximum of nine with the exact number of directors to be fixed by an amendment to the Bylaws adopted by the Board of Directors. Currently, the Bylaws provide that the exact number of directors is to be six.

         On August 8, 1997, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to the Bylaws that would (i) decrease the minimum authorized number of directors from five to three and decrease the maximum authorized number of directors from nine to five and (ii) allow the directors or shareholders to fix the exact number of directors within such range by resolution rather than through an amendment to the Bylaws. The amendment will not be effective if the votes cast against its adoption exceed 16 2/3% of the outstanding shares entitled to vote.

         The Board of Directors believes that this proposed amendment to the Bylaws will provide the board of directors more flexibility in searching for well-qualified candidates without having to fill an empty seat immediately in order to be in compliance with Section 1 of Article IV of the Bylaws. Accordingly, it is proposed that Section 1 of Article IV of the Bylaws of the Company be amended and restated in its entirety to read as follows:

         "Section 1. Number of Directors. The number of authorized directors shall be not less than three (3) nor more than five (5), the exact number of directors to be fixed from time to time within such range by a duly adopted resolution of the board of directors or the shareholders."


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE BYLAWS.


                                (PROPOSAL NO. 4)

           APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                TO EFFECTUATE A ONE-FOR-FOUR REVERSE STOCK SPLIT

         The Company's Board of Directors has adopted a resolution to effectuate a one-for-four reverse stock split (the "Reverse Split") of the Company's Common Stock effective as of the date of the Annual Meeting. The effect of the Reverse Split upon holders of Common Stock will be that the total number of Shares of the Company's Common Stock held by each shareholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by four.

         Assuming the Reverse Split is approved by the Company's shareholders at the Annual Meeting, each shareholder's percentage ownership interest in the Company and proportional voting power will remain unchanged. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

         No certificates or scrip representing fractional shares of the Company's Common Stock will be issued to shareholders because of the Reverse Split. Rather, each shareholder who would otherwise receive a fractional new share of Common Stock as a result of the Reverse Split will receive, in lieu of such fractional share interest, an amount of cash equal to the closing sale price of a share of Common Stock on the date of the Annual Meeting (adjusted if necessary to reflect the per share price of the Common Stock without giving effect to the Reverse Split) multiplied by the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. Because the price of the Common Stock fluctuates, the amount to be paid for fractional shares cannot be determined until such date and may be greater or less than the price on the date that any shareholder executes his proxy.


REASONS FOR THE REVERSE SPLIT

         The Company's shares of Common Stock are listed, and traded, on The Nasdaq Stock Market ("Nasdaq"). For continued listing on the Nasdaq system, it is necessary that, among other things, the minimum bid price of the Company's shares of Common Stock exceed $1.00 per share.

         Over the past year, the bid price of the Company's shares of Common Stock has fluctuated widely. On numerous occasions, and for protracted periods, the bid price of the Company's shares of Common Stock has fallen below $1.00.

         As a result, the Company's shares of Common Stock are in danger of being delisted from Nasdaq system. Management believes that if the Reverse Split is approved and effectuated, then the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share and, therefore, it is more likely that the Common Stock will continue to be listed and traded on Nasdaq.

         If the Reverse Split is not approved by the shareholders at the Annual Meeting, then it is highly likely that the Company's shares of Common Stock will cease to be listed and traded on Nasdaq. In such event, the shares of Common Stock will likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc., the spread between the bid and ask price of the shares of Common Stock is likely to be greater than at present and shareholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

         The Securities and Exchange Commission recently approved an increase in the "public float" requirement from $1 million to $5 million for issuers on the Nasdaq National Market. "Public float" is defined as shares that are not held directly or indirectly by any officer or director of the issuer or by any other person who is the beneficial owner of more than 10 percent of the total shares outstanding. Even if shareholders approve the Reverse Split, the Common Stock may be delisted from Nasdaq if the Company is unable to maintain a "public float" of $5 million after late February 1998 when the new requirement takes effect. Because EOI Corp owns 42.2% of the Common Stock, its shares are not included in the "public float," and, therefore, the Company's "public float" has been less than $5 million for protracted periods during the past year. See "Security Ownership of Beneficial Owners and Management."

IMPLEMENTATION OF THE REVERSE SPLIT

         The Reverse Split will be formally implemented by amending the present
Article III of the Company's Restated Articles of Incorporation to add the following:

                  "Effective as 5:00 p.m., Eastern time, on the date of the 1997 Annual Meeting, all outstanding shares of Common Stock held by each holder of record of such date shall be automatically combined at the rate of one-for-four without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. Rather, each shareholder who would otherwise receive a fractional new share of Common Stock as a result of the Reverse Split will receive, in lieu of such fractional share interest, an amount of cash equal to the closing sale price of a share of Common Stock on the date of the Annual Meeting (adjusted if necessary to reflect the per share price of the Common Stock without giving effect to the Reverse Stock Split) multiplied by the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest."

         Assuming the Reverse Split is approved by the shareholders at the Annual Meeting, an appropriate amendment to the Company's Restated Articles of Incorporation will be filed with the Secretary of State of the State of California.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT

         Shareholders have no right under California law or under the Company's Articles of Incorporation or Bylaws to dissent from the Reverse Split.

         The authorized capital stock of the Company will not be reduced or otherwise affected by the Reverse Split. The number of issued and outstanding shares of Common Stock of the Company was 10,517,519 on September 11, 1997. Based upon the Company's best estimate, the aggregate number of shares of Common Stock that will be issued and outstanding after giving effect to the Reverse Split is 2,629,379.

         The Reverse Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

DILUTION

         The Company has suffered recurring losses from operations. The Company may issue additional shares of its Common Stock, or securities convertible into Common Stock, on an ongoing basis in order to satisfy all or a portion of its need for cash. If and to the extent that the Company issues additional shares of its Common Stock, or securities convertible into Common Stock, either prior or subsequent to the implementation of the Reverse Split, each shareholder's percentage ownership interest in the Company and proportional voting power will be proportionately reduced.

EFFECT ON OPTIONS AND WARRANTS

         The Company has previously issued, and has outstanding, various options, warrants and rights to purchase shares of its Common Stock. If the Reverse Split is approved by the shareholders at the Annual Meeting both the exercise price and the number of shares subject to each such option, warrant and right will be affected by the Reverse Split. As a result of the Reverse Split, the exercise price of an option, warrant or right will increase by 300%, and the number of shares subject to such option, warrant or right will be reduced by 75%.

EXCHANGE OF STOCK CERTIFICATES

         Assuming the Reverse Split is approved by the shareholders, shareholders will be required to exchange their stock certificates for new certificates representing the shares of new Common Stock. Shareholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Shareholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of Federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, brokers-dealers or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

         The exchange of shares of Common Stock for shares of new Common Stock will not result in recognition of gain or loss. The holding period of the shares of new Common Stock will include the shareholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of new Common Stock will be the same as the adjusted basis of the shares of Common Stock exchanged therefor.

         In the Reverse Split, cash proceeds received from the settlement of fractional shares may result in (i) the realization by a shareholder whose interest in the Company is completely terminated of taxable gain or loss to the extent of the difference between such proceeds and the cost or other basis applicable to the fractional shares and (ii) dividend income to a shareholder whose interest in the Company is not completely terminated. No officer, director, associate or affiliate of the Company is expected to derive any material benefit in the Reverse Split other than the benefits that would be enjoyed by any other person holding the same number of shares.

VOTE AND RECOMMENDATION

         The affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock of the Company is required to approve the Reverse Split.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE REVERSE SPLIT.



                                (PROPOSAL NO. 5)
                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young LLP as independent public accountants for the year ending June 30, 1998. Ernst & Young LLP has audited the Company's financial statements since the Company's inception. The appointment of auditors is approved annually by the Board of Directors, which is based in part on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

         Although not required by law or by the By-laws of the Company, the Board of Directors has determined that it would be desirable to request ratification of this appointment by the shareholders. If ratification is not received, the Board will reconsider the appointment. A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

         The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the outstanding shares of Common Stock is required for the ratification of this selection.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1998 annual meeting, such proposals must be received by the Company no later than June 30, 1998. Proposals should be directed to the attention of the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1997, INCLUDING THE FINANCIAL STATEMENTS, BUT EXCLUDING EXHIBITS. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO THE COMPANY, ATTENTION: JOHN T. RICH.

         EACH SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                       EXHIBIT A

                              ESCALON MEDICAL CORP.

                PROPOSED AMENDMENT TO THE 1993 STOCK OPTION PLAN


                             SECOND AMENDMENT TO THE

                        INTELLIGENT SURGICAL LASERS, INC.

                             1993 STOCK OPTION PLAN


         The "Intelligent Surgical Lasers, Inc. 1993 Stock Option Plan" (the "Plan"), which was effective September 23, 1993, is hereby amended, effective August 8, 1997, as follows (subject to the obtaining of subsequent approval of the shareholders of the Company):

         By deleting Section 3 of the Plan and substituting therefor the following:

3. Shares of Common Stock Subject to the Plan. The aggregate number of shares of the Common Stock Which may be issued upon the exercise of Options granted under the Plan shall not exceed 700,000 (after giving effect to the reverse stock split effected on November 8, 1993), subject to adjustment under the provisions of Section 6 hereof. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company, or shares purchased by the Company in privately negotiated or open market transactions for purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not acquired thereunder shall again be available for Options to be granted under the Plan.

PROXY                                                                     PROXY

                              ESCALON MEDICAL CORP.
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 20, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints RICHARD J. DEPIANO and JOHN T. RICH or either of them acting alone in the absence of the other, the attorneys, agents and proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") of Escalon Medical Corp. (the "Company") to be held at Morgan, Lewis and Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103, on November 20, 1997 at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

         1.       ELECTION OF DIRECTORS     [ ] FOR all nominees listed        [ ] WITHHOLD AUTHORITY
                                            below (except as marked             to vote for the all nominees
                                            to contrary)

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the following list:
                  Richard J. DePiano        Jay L. Federman, M.D.
                  Jack M. Dodick, M.D.      Robert J. Kunze


                  THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR EACH OF THE NOMINEES IN PROPOSAL 1.


         2.       PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER
                  FROM 500,000 TO 700,000.

                  FOR [ ]                    AGAINST [ ]                          ABSTAIN [ ]

                                THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NO. 2.

         3.       PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED BYLAWS TO
                  DECREASE THE MINIMUM AND MAXIMUM AUTHORIZED NUMBER OF
                  DIRECTORS AND TO ALLOW THE BOARD OF DIRECTORS OR THE
                  SHAREHOLDERS TO FIX THE EXACT NUMBER OF DIRECTORS BY
                  RESOLUTION.

                  FOR [ ]                    AGAINST [ ]                          ABSTAIN [ ]

                  THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NO. 3.

         4.       PROPOSAL TO AMEND ARTICLE III OF THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO ELECT A ONE-FOR-FOUR REVERSE
                  SPLIT OF THE COMMON STOCK.

                  FOR [ ]                    AGAINST [ ]                          ABSTAIN [ ]

                  THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NO. 4.

         5.       PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
                  INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING
                  JUNE 30, 1998.

                  FOR [ ]                    AGAINST [ ]                          ABSTAIN [ ]

          THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NO. 5.

         6. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may come before the Annual Meeting and any and all adjournments thereof. Proxies are authorized to cumulate votes and distribute such votes among some or all nominees in the event that cumulative voting is invoked by any shareholder. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

   IMPORTANT - PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

         This Proxy when properly executed will be voted as specified. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted "FOR" each director nominee, "FOR" the amendment of the Company's 1993 Stock Option Plan, "FOR" the amendment of the Company's Amended and Restated Bylaws, "FOR" the amendment to Article III of the Company's Restated Articles of Incorporation and "FOR" the ratification of Ernst & Young LLP as the independent auditors of the Company. If any other business is presented at the meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to cumulate votes and distribute such votes among some or all nominees in the event that cumulative voting is invoked by any shareholder. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and electing to vote in person.


         Please sign exactly as name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full title.



                  DATE__________________________________, 1997


                  ____________________________________________
                  SIGNATURE

                  ____________________________________________
                  SIGNATURE



                  I Do / /I Do Not / / expect to attend the meeting.



 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.